Exhibit 4.6

Execution Version

THIRD SUPPLEMENTAL INDENTURE IN RESPECT OF SUBSIDIARY GUARANTEES

PERMIAN RESOURCES OPERATING, LLC

THE GUARANTOR PARTIES HERETO

and

UMB BANK, N.A.,

AS TRUSTEE,

DATED AS OF September 5, 2023

This Third Supplemental Indenture, dated as of September 5, 2023 (this “Third Supplemental Indenture”), is among Read & Stevens, Inc., a New Mexico corporation (the “New Subsidiary Guarantor”), Permian Resources Operating, LLC, a Delaware limited liability company (formerly, Centennial Resource Production, LLC, and, together with its successors and assigns, the “Company”), each existing Guarantor (the “Existing Guarantors”) under the Indenture referred to below, and UMB Bank, N.A., as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the guarantors party thereto and the Trustee have heretofore executed and delivered an Indenture, dated as of March 15, 2019 (the “Base Indenture”);

WHEREAS, the Company has issued its 6.875% Senior Notes due 2027 (the “Notes”) under the Base Indenture, as supplemented by the First Supplemental Indenture thereto dated as of May 22, 2020 (the “First Supplemental Indenture”), as further supplemented by the Second Supplemental Indenture thereto dated as of September 1, 2022 (the Base Indenture, as so supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”);

WHEREAS, Section 4.11 of the Base Indenture provides that, after the Issue Date, the Company is required to cause certain of its Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis with the other guarantors, the Guaranteed Obligations;

WHEREAS, pursuant to Section 9.01(a)(8) of the Base Indenture, the New Subsidiary Guarantor, the Trustee, the Existing Guarantors and the Company are authorized to execute and deliver this Third Supplemental Indenture to amend or supplement the Indenture, the Notes, or the Guarantees, without the consent of any Holder; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. Capitalized terms used but not defined in this Third Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Third Supplemental Indenture refer to this Third Supplemental Indenture as a whole and not to any particular section hereof.

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ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1 Agreement to be Bound. The New Subsidiary Guarantor hereby (i) acknowledges and agrees that it receives substantial benefits from the Company and that the New Subsidiary Guarantor is providing its Guarantee for good and valuable consideration, including such substantial benefits, and (ii) confirms it becomes a party to the Indenture as a Guarantor by its execution hereof and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by all of the terms, provisions and conditions of the Indenture, including Article 10, applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2 Guarantee. Pursuant to Article 10 of the Indenture, the New Subsidiary Guarantor hereby, on a joint and several basis with all the Existing Guarantors, irrevocably and unconditionally Guarantees, on a senior unsecured basis, to each Holder of the Securities and the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Guaranteed Obligations when due, whether at Stated Maturity, by acceleration, redemption or otherwise.

ARTICLE III

Miscellaneous

SECTION 3.1 Notices. All notices and other communications to the New Subsidiary Guarantor shall be given as provided in Section 12.02 of the Base Indenture.

SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Third Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS THIRD SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, EACH GUARANTOR AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS THIRD SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 3.4 Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Third Supplemental Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 12.02 of the Base Indenture will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, each Guarantor the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

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SECTION 3.5 Severability Clause. If any provision of this Third Supplemental Indenture is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Third Supplemental Indenture will not in any way be affected or impaired thereby.

SECTION 3.6 Ratification of Indenture; Third Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Third Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.7 Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Third Supplemental Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

SECTION 3.8 Headings. The headings of the Articles and Sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Third Supplemental Indenture and will in no way modify or restrict any of the terms or provisions of this Third Supplemental Indenture.

SECTION 3.9 Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture and shall not be liable in connection therewith. The Trustee accepts the amendments of the Indenture effected by this Third Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

Read & Stevens, Inc. as the New Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

[Signature Page to Third Supplemental Indenture – 2027 Senior Notes]

UMB Bank, N.A., as the Trustee

By:	/s/ Mauri J. Cowen
Name:	Mauri J. Cowen
Title:	Senior Vice President

[Signature Page to Third Supplemental Indenture – 2027 Senior Notes]

Permian Resources Operating, LLC as the Company

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

[Signature Page to Third Supplemental Indenture – 2027 Senior Notes]

Permian Resources Corporation
as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Atlantic Exploration, LLC
as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Centennial Resource Management, LLC
as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Colgate Ranch, LLC
as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Tusker Midstream, LLC
as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

[Signature Page to Third Supplemental Indenture – 2027 Senior Notes]

Colgate Energy, LLC
as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Colgate Energy Development, LLC
as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Colgate Production, LLC
as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Colgate II Corp, LLC
as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Permian Resources Management, LLC
as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

[Signature Page to Third Supplemental Indenture – 2027 Senior Notes]

Colgate Royalties, LP
as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Colgate Minerals, LLC
as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Tree Shaker Minerals, LLC
as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Hermosa Ranch, LLC
as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

CL Energy, LLC
as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

[Signature Page to Third Supplemental Indenture – 2027 Senior Notes]